Press Release
For further information: Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra Provides Progress Update on Product Recall

September 19, 2008, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT, “Synutra”), a producer, marketer and seller of nutritional products in China, today provided a progress update on its previously announced product recall that is currently underway.

The Company has recalled U-Smart products that have been found to be contaminated with melamine, a substance not approved for use in food but found in milk formula products produced by 22 formula producers in China, including those of the Company. In addition, out of an abundance of caution and in the best interests of consumers, the Company is also recalling all products that were produced at the same facilities in the Hebei and Inner Mongolia regions of China, where the Company believes the contaminated milk supplies originated. However, the Company is not aware of any of its products, other than its U-Smart products, being contaminated. The Company has ceased buying milk supplies in the affected Inner Mongolia and Hebei regions indefinitely and has also temporarily suspended production at the facilities there pending the restoration of safe milk supplies in these regions. The Company is not recalling its Super products, all of which use milk supplied from Heilongjiang province and which have been tested to be free from melamine contamination. The Company is currently assessing the value of the recalled products and will provide further update when available.

Since the contamination of milk supplies was discovered, the Company has quadrupled its customer support staff this week to handle product returns, communicate with consumers and provide health and medical consultation and referrals, and to advise on the safe use of Synutra products. The Company has also increased the number of its toll-free telephone help lines.

Synutra Chairman and Chief Executive Officer Liang Zhang said, “We are focusing our immediate attention on addressing any and all concerns of consumers. As a parent, I understand the deep concern and anxiety that our consumers feel. Our business is inextricably linked to our consumers’ trust in our products, and we are doing everything we can to regain that trust. Although we have not confirmed any cases of kidney-related illness caused by our products, we are monitoring the situation closely in order to identify any possible cases. At the same time, we urge consumers to immediately stop consuming or feeding their children any of the affected products and to consult with a physician regarding any health concerns. We will provide medical assistance and compensation to those that suffer kidney-related illness resulting from consuming any of our products containing melamine.”

It was reported earlier today the Chinese government revoked the Company’s “Famous Brand Certification” as a result of the contamination incident this week.

Press Release
For further information: Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

About Synutra International, Inc.

Synutra operates nine subsidiaries developing, producing, distributing and selling dairy-based nutritional products across the People’s Republic of China. It offers its products for infants, children, adults, pregnant women and nursing mothers under the “Sheng Yuan” or “Synutra” master brand and several sub-brands, including “Super,” “U-Smart” and “U-Strong.” The Group’s extensive sales network covers 29 provinces and provincial-level municipalities in China, and comprises over 420 distributors and over 1,000 sub-distributors who sell Synutra’s products in nearly 63,400 retail outlets. For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Brian Rafferty of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

The information contained herein includes statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.

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